                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                              7800 WOODLEY AVENUE
                           VAN NUYS, CALIFORNIA 91406

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 11, 2001

To the Stockholders of
SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

     The Annual Meeting of Stockholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 11, 2001 at 10:00 A.M. Pacific Time for the following purposes:

          (1) To elect two directors;

          (2) To approve and ratify the adoption of an amendment to the Superior Industries International, Inc. 1993 Stock Option Plan to increase the shares available for grant thereunder by 500,000; and;

          (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 14, 2001 are entitled to notice of and to vote at the Annual Meeting. On any business day from May 1, 2001 until May 11, 2001, during ordinary business hours, stockholders may examine the list of stockholders for any purpose relevant to the Annual Meeting at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

     You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the Meeting.

                                          By Order of the Board of Directors

                                          Daniel L. Levine
                                          Secretary
Van Nuys, California
Dated: March 30, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                              7800 WOODLEY AVENUE
                           VAN NUYS, CALIFORNIA 91406

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 11, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Superior Industries International, Inc. ("Superior" or the "Company"), to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 11, 2001 at 10:00 A.M. Pacific Time and at all adjournments thereof. The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its stockholders is March 30, 2001.

     The solicitation of the proxy accompanying this statement is made by the Board of Directors of Superior, and the cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with stockholders.

     The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting which accompanies this Proxy Statement.

     A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted FOR the election as directors of the individuals named below and FOR the adoption of the amendment to the Superior Industries International, Inc. 1993 Stock Option Plan. If the proxy is not returned, your vote will not be counted. Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or if the person executing the proxy is present at the meeting, by voting his shares in person.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     There were issued and outstanding 25,888,984 shares of Superior's common stock, par value $0.50 per share, on March 14, 2001, which has been set as the record date for the purpose of determining the stockholders entitled to notice of and to vote at the Annual Meeting. Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the issued and outstanding shares of common stock.

     The following table sets forth information known to Superior as of March 1, 2001, with respect to beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock, by each director, by the Named Officers (as defined under "Executive Compensation"), and by all directors and officers as a group:

                                                         AMOUNT             PERCENT
                                                      BENEFICIALLY            OF
                                                         OWNED               CLASS
NAME AND ADDRESS(+) OF BENEFICIAL OWNER               ------------          -------
Louis L. Borick                                        4,375,023(1)(2)      16.9%
Juanita A. Borick                                      2,412,813             9.3%
Private Capital Management, Inc.                       1,815,292             7.0%
  3003 Tamiami Trail North
  Naples, FL 34103
Steven J. Borick                                         140,531(1)(2)        *
James M. Ferguson                                         56,127(1)(2)        *
Raymond C. Brown                                          22,394(1)           *
Michael J. O'Rourke                                       20,766(2)           *
R. Jeffrey Ornstein                                       19,050(1)(2)        *
Jack H. Parkinson                                         14,600(1)           *
V. Bond Evans                                             12,000(1)           *
Sheldon I. Ausman                                         10,000(1)           *
Philip W. Colburn                                          9,930(1)           *
Superior's Directors and Officers                      4,716,580(3)         18.2%
  As a Group (17 persons)

------------

 + All persons have the Company's principal office as their address, except as indicated.

 *  Less than 1%.

(1) Includes 867,176, 15,102, 12,000, 10,000, 9,000, 8,000, 8,000, 2,613 and 648
    shares for Messrs. L. Borick, S. Borick, Evans, Ausman, Brown, Parkinson, Colburn, Ornstein, and Ferguson, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of non-statutory stock options that have been previously granted.

(2) Includes 28,601, 18,750, 16,137, 10,898, and 7,824 shares for Messrs.
    Ferguson, O'Rourke, Ornstein, S. Borick, and L. Borick, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of incentive stock options that have been previously granted.

(3) Includes 1,048,124 shares of which the directors and officers have the right to acquire beneficial ownership through the exercise within 60 days from the date hereof of stock options that have previously been granted. Excluding Mr. L. Borick, the directors and officers beneficially own 341,557 shares, or 1.3% of the class. Each of such directors and officers has sole investment and voting power over his shares.

     A COPY OF SUPERIOR'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE ON WRITTEN REQUEST TO R. JEFFREY ORNSTEIN, VICE PRESIDENT & CFO, SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 WOODLEY AVENUE, VAN NUYS, CALIFORNIA 91406.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     One of the purposes of the Meeting is to elect two persons to Class II of the Board of Directors in accordance with the Company's Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class II of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified. The two persons receiving the largest number of votes shall be elected as Class II directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action, under California law and the Company's Articles of Incorporation and Bylaws.

     The Company's Articles of Incorporation provides that its eight directors be divided into three classes. The term of office of those directors in Class I expires at the 2003 Annual Meeting of Stockholders; the term of office of those directors in Class II expires at the 2001 Annual Meeting of Stockholders; and the term of office of those directors in Class III expires at the 2002 Annual Meeting of Stockholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

NOMINEES FOR DIRECTORS

     Messrs. Ausman and Evans are currently serving as directors in Class II and were elected at the 1998 Annual Meeting of Stockholders for a term of office expiring at the 2001 Annual Meeting of Stockholders. All nominees were recommended for re-election by the Board of Directors. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 2001 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and incumbent directors and in the table following such descriptions.

     Each of the following persons is nominated for election to Class II of the Board of Directors (to serve a three-year term ending at the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified). THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE FOLLOWING
NOMINEES:

  Sheldon I. Ausman

     Mr. Ausman is Managing Director -- Western Region of Valuation Research, Inc. Prior to joining Valuation Research, Mr. Ausman was Vice Chairman of Compensation Resource Group, Inc. (CRG), a national executive compensation and benefits consulting firm. Prior to joining CRG in 1998, Mr. Ausman served as Senior Vice President and Director with the international financial printing firm of Bowne of Los Angeles. He also served with Arthur Andersen & Co. for 34 years and was managing partner of the firm's practice in Southern California, Honolulu and Las Vegas before his retirement. Mr. Ausman is very active in the community and among other responsibilities serves on the board of the Performing Arts Center of Los Angeles County and the Autry Museum of Western Heritage. Mr. Ausman serves on the Stock Option, Audit, Compensation and Long Range Financial Planning Committees of the Board of Directors of the Company.

  V. Bond Evans

     Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960 he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent Company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc. (NYSE) he held a succession of upper management positions in Alumax, becoming President and CEO in 1991. During his career Mr. Evans served as a Director and Committee Chairman in the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans serves on the Compensation and Stock Option Committees of the Board of Directors of the Company.

INCUMBENT DIRECTORS

     Directors in the other two classes of directors whose terms are not currently expiring are as follows:

CLASS III -- SERVING UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL
             THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED:

  Louis L. Borick

     Mr. L. Borick has been President and Chairman of Superior's Board of Directors since 1957 and has been responsible for the formation of the overall corporate policy of the Company and its subsidiaries. His son, Steven J. Borick, is Executive Vice President of Superior and serves on Superior's Board of Directors. Mr. L. Borick also serves as a member of the Long Range Financial Planning Committee of the Board of Directors of the Company.

  Raymond C. Brown

     Mr. Brown retired from the Company in 1998 after a distinguished career spanning thirty years of service. Mr. Brown joined the Company in 1967 and became Senior Vice President in 1975. His duties included strategic and product planning and involvement in all of the Company's major projects. He was directly responsible for marketing and sales of products for original equipment manufacturers and was also responsible for Corporate Quality.

  Steven J. Borick

     Mr. S. Borick, who is a son of Louis L. Borick, was appointed Executive Vice President, effective January 1, 2000. He joined the Company in January, 1999, and was appointed Vice President, Strategic Planning on March 19, 1999. He has been engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange Company. He serves on the Long Range Financial Planning Committee of the Board of Directors of the Company.

CLASS I -- SERVING UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR
           RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED:

  Jack H. Parkinson

     Mr. Parkinson has more than 50 years experience in the automotive industry. He retired from Chrysler Corporation after 24 years in its international organization. He was Managing Director of Chrysler's Mexico operations from 1974 to 1982 and was Executive Vice President of Sunroad Enterprises, an entity involved in real estate development, banking and car dealerships, from 1983 to 1994. He serves on the Audit, Long Range Financial Planning and Compensation Committees of the Board of Directors of the Company.

  Philip W. Colburn

     Mr. Colburn has more than 30 years experience in the automotive industry. He currently is the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry. He has held his current position since March 1988 and has served as a member of the Board of Directors of Allen since 1975. Mr. Colburn serves on the Stock Option, Audit and Long Range Financial Planning Committees of the Board of Directors of the Company. Mr. Colburn is also a Director of Earl Scheib, Inc., and TransPro, Inc.

  R. Jeffrey Ornstein

     Mr. Ornstein, a certified public accountant, joined the Company in June 1984 as Vice President, Finance and Treasurer and is Chief Financial Officer of the Company. He became Vice President and CFO in 1995. Mr. Ornstein serves as an ex officio member on the Long Range Financial Planning Committee of the Board of Directors of the Company.

     The names of, and certain information with respect to, the nominees and the incumbent directors are as follows:

                                                                       FIRST
                                                                      ELECTED
         NAME           AGE          PRINCIPAL OCCUPATION          AS A DIRECTOR
         ----           ---          --------------------          -------------
NOMINEES
  Sheldon I. Ausman     67     Managing Director -- Western             1992
                               Region, Valuation Research, Inc.
  V. Bond Evans         64     Retired President and CEO,               1994
                               Alumax Inc.
INCUMBENTS
  Louis L. Borick       77     President and Chairman of the            1957
                               Board
  Raymond C. Brown      72     Retired Senior Vice President            1972
  Steven J. Borick      48     Executive Vice President                 1981
  Jack H. Parkinson     71     Retired Executive Vice                   1983
                               President,
                               Sunroad Enterprises
  Philip W. Colburn     72     Chairman, Allen Telecom, Inc.            1991
  R. Jeffrey Ornstein   58     Vice President & CFO                     1991

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors of the Company held five regularly scheduled meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Significant committees of the Board of Directors of the Company and the respective members are set forth below.

     The Audit Committee is presently comprised of Sheldon I. Ausman, Jack H. Parkinson and Philip W. Colburn. The Audit Committee met twice during 2000. Certain members also met telephonically with the Company's outside auditors on three additional occasions.

     The Stock Option Committee administers the Company's stock option plans. It is presently comprised of Sheldon I. Ausman, Philip W. Colburn and V. Bond Evans. The Stock Option Committee met four times during 2000.

     The Compensation Committee reviews and approves the non-stock compensation for the Company's officers and key employees. The committee consists of Sheldon
I. Ausman, V. Bond Evans and Jack H. Parkinson. The Compensation Committee met once during 2000. See "Compensation Committee Report" located elsewhere in this Proxy Statement.

     The Long Range Financial Planning Committee reviews the Company's long-term strategic financial objectives and the methods to accomplish them. The committee consists of Steven J. Borick, Sheldon I. Ausman, Louis L. Borick, Philip W. Colburn, Jack H. Parkinson and R. Jeffrey Ornstein as an ex officio member. The Long Range Financial Planning Committee met once during 2000.

     The Company does not have a standing nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Superior's main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California, are leased from Mr. L. Borick and Juanita A. Borick. One of the two buildings on the property is a casting plant containing approximately 85,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area 236,000 square feet. During fiscal 2000, Superior paid $1,335,048 in rentals under the lease.

     Superior leases the plant and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, a director and officer of the Company, and two other of Mr. L. Borick's children. During fiscal 2000, Superior paid Keswick Properties $292,102 in rentals under the lease.

     The Company believes that the terms of the above mentioned lease agreements are as favorable to the Company as those obtainable from an unaffiliated third party.

EMPLOYMENT AGREEMENTS

     On January 1, 1994, Superior renewed its employment agreement with Mr. L. Borick. The agreement provides for a five-year evergreen term, an annual base compensation, use of a company automobile, life insurance and other customary employee benefits. Mr. L. Borick's annual base salary in effect as of January 1, 1996 is $1,000,000. The Company provides life insurance under a split dollar arrangement with Mr. Borick for a face value of $2,500,000. The agreement also provides, in the event of Mr. L. Borick's death or disability during the employment term, for a payment over 60 months of the balance of Mr. L. Borick's compensation under the agreement at the time of his death or disability. Upon an early termination of the agreement or Mr. L. Borick's retirement, he will receive one-twelfth of his annual base compensation during each of the ensuing 60 months and one-half such amount during each of the 120 months following. See "Compensation Committee Report" located elsewhere in this Proxy Statement for more discussion regarding Mr. L. Borick's compensation.

RETIREMENT BENEFITS

     The Company entered into agreements with its directors and executive employees which provide for Superior to pay to the individual, upon his retirement after having reached his specified vesting date, or in the event of his death while in the employ of the Company prior to retirement, a monthly retirement benefit up to 30% of his final average compensation over the preceding 36 months. Such payments are to continue through the later of 120 months or, if subsequent to his retirement, the individual's death.

COMPENSATION OF DIRECTORS

     During 2000, all non-employee directors of the Company were each compensated $25,000 for services as directors and $500 for each committee meeting attended. Management members of the Board of Directors are not compensated for their service as directors.

                                  PROPOSAL TWO

             APPROVAL OF AN AMENDMENT TO THE 1993 STOCK OPTION PLAN

     The Company's 1993 Stock Option Plan (the "1993 Plan") was initially adopted by the Board of Directors on March 10, 1993, and approved by the stockholders on May 21, 1993. The purpose of the 1993 Plan is to strengthen the Company by providing additional means of retaining and attracting competent management personnel by providing to participating directors, officers and key employees who render valuable services to the Company added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company. The use of stock options as supplements to other forms of compensation paid by the Company is desirable to secure for the Company and its stockholders the advantages of stock ownership by plan participants, upon whose efforts, initiative and judgment the Company is largely dependent for the successful conduct of its business.

     As of March 1, 2001, only 160,988 shares remained available for future grants to directors, officers and key employees under the 1993 Plan. Based on the Board's estimate of projected future needs for option grants, the Board believes 500,000 shares should be added to the 1993 Plan, thereby preserving the benefits of the 1993 Plan to the Company and its shareholders. Accordingly, the Board of Directors, on March 21, 2001, unanimously approved a 500,000 share increase to shares available for grant under the 1993 Plan. No other amendments to the 1993 Plan are being proposed.

     The amendment to the 1993 Plan is subject to the affirmative vote of at least a majority of the outstanding shares of the common stock present and voting at the Annual Meeting together with the majority of the voting power of the required quorum.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF AMENDING THE 1993 PLAN BY INCREASING BY 500,000 SHARES THE MAXIMUM SHARES AVAILABLE FOR GRANT.

     Certain features of the 1993 Plan are summarized below. The summary, however, does not purport to be a complete description of the 1993 Plan. A copy of the 1993 Plan, as currently in effect, may be obtained by a stockholder, without charge, upon request to R. Jeffrey Ornstein, Vice President & CFO, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

     Administration. The 1993 Plan will be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors. The Committee will consist of two non-employee directors, each of whom is a "disinterested person," within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Participation. Directors, officers and key employees of the Company, or of any corporation of which 50% or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company (a "subsidiary"), shall be eligible for selection to participate in the 1993 Plan. Subject to the express provisions of the 1993 Plan, the Committee shall determine from this eligible class the individuals who shall receive options, the terms and provisions of the respective option agreements (which need not be identical), the times at which such options shall be granted, and the number of shares subject to each option. Such options shall be granted by the Committee. An individual who has been granted an option may, if he is otherwise eligible, be granted an additional option or options if the Committee shall so determine. Such options may be granted in lieu of outstanding options previously granted under this 1993 Plan or may be in addition to such options. The Committee shall have discretion to determine whether options granted under the 1993 Plan shall be options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options.

     Option Price. The option price under the 1993 Plan is to be not less than 100% of the fair market value of the common stock on the date the option is granted, which is to be the date on which the Committee awards the option. The purchase price of any shares purchased upon exercise of an option is to be paid in full in cash at the time of such exercise. On March 1, 2001, the closing price on the New York Stock Exchange of a share of common stock underlying the options granted under the 1993 Plan was $36.04.

     Option Period. Each option and all rights or obligations thereunder are to expire on such date as the Committee may determine, but not later than the day immediately preceding the tenth anniversary of the date on which the option is granted. Options granted under the 1993 Plan are to be subject to earlier termination as described below.

     Termination of Employment or Services Rendered. If an option holder who is an employee ceases to be employed by the Company or any subsidiary for any reason (other than death), including retirement, any option or unexercised portion thereof is to expire unless exercised within one (1) month of the date on which he ceases to be an employee, and in any event no later than the date of expiration of the option period. If an option holder is not an employee but is a director of the Company or any subsidiary, his option is to expire upon termination of association with the Company, or upon earlier termination pursuant to the 1993 Plan.

     Acceleration of Outstanding Options. In the event of one or more of the following transactions ("Corporate Transactions"): (i) a merger in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) if granted to the participant by the Committee, (a) any other corporate reorganization or business combination in which 25% or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, or (b) if the majority of any class of directors become comprised of individuals who were not either nominated by the then existing Board of Directors or had not been appointed by the then existing Board of Directors, each outstanding option will become immediately exercisable for up to the full number of shares covered by the option. In no event will any option be accelerated if the terms of the Corporate Transaction require each outstanding option to be assumed by the successor corporation or to be replaced by a comparable option to purchase shares of the successor corporation. Upon the consummation of the Corporate Transaction, all outstanding options will, to the extent not exercised or assumed, terminate and cease to be exercisable.

     Duration and Amendment of the 1993 Plan. The 1993 Plan shall remain in effect until terminated by the Committee; provided that no options may be granted after March 10, 2003. The Board of Directors may amend or suspend the 1993 Plan at any time; provided that an amendment which (i) materially increases the maximum shares available for grant under the 1993 Plan, (ii) changes the minimum exercise price of an option (provided, however, that the Committee may cancel and regrant at a lower price all or any options granted under the 1993
Plan), (iii) materially modifies the requirements as to eligibility for participation in the 1993 Plan, or (iv) materially increases the benefits accruing to participants under the 1993 Plan must be approved by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable law.

                             EXECUTIVE COMPENSATION

     The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 1998 through 2000 of those persons who were, at December 31, 2000, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION -
                                                  ANNUAL COMPENSATION(1)       NUMBER OF
                                        FISCAL    -----------------------    STOCK OPTIONS       ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR       SALARY       BONUS          GRANTED       COMPENSATION(2)
     ---------------------------        ------    ----------   ----------    --------------   ---------------
Louis L. Borick                          2000     $1,000,001   $2,519,000            -0-          $97,429
  President and Chairman of the          1999      1,000,001    2,203,000            -0-            4,800
  Board                                  1998      1,000,001    1,734,000        250,000           10,347
R. Jeffrey Ornstein                      2000     $  230,006   $  200,000          5,000          $ 5,102
  Vice President & CFO                   1999        225,607      200,000          5,000            4,800
                                         1998        221,209      200,000          5,000            3,705
Steven J. Borick(3)                      2000     $  248,094   $  150,000         60,000          $ 1,701
  Executive Vice President               1999        133,166      125,000         35,000              722
                                         1998            -0-          -0-            -0-              -0-
James M. Ferguson                        2000     $  199,992   $  110,000          7,500          $ 5,101
  Vice President, OEM Marketing          1999        194,210      110,000          5,000            4,800
  Group                                  1998        187,874      100,000          5,000            3,233
Michael J. O'Rourke                      2000     $  135,794   $  130,000          7,500          $ 4,717
  Vice President, OEM Program            1999        127,234      125,000          5,000            4,428
  Administration                         1998        122,652      100,000          5,000            2,768

---------------

(1) While the executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus, and, accordingly, are not reflected on this table.

(2) These amounts represent the Company's contributions to the employee retirement savings plans covering substantially all of its employees. The contribution for Mr. L. Borick was $5,109. Mr. L. Borick also received $69,216 in reimbursement of premiums paid for life insurance under a split dollar arrangement with the Company, and $23,104 in non-cash benefits for the use of corporate automobiles and aircraft.

(3) Mr. S. Borick joined the Company in January, 1999.

OPTION GRANTS

     The following table shows information on grants of stock options during the fiscal year 2000 to the Named Officers.

                                                                                               POTENTIAL REALIZABLE VALUE
                                             PERCENTAGE OF                                     AT ASSUMED ANNUAL RATES OF
                                             TOTAL OPTIONS                                    STOCK PRICE APPRECIATION FOR
                                               GRANTED TO                                            OPTION TERM(3)
                                 OPTIONS      EMPLOYEES IN    EXERCISE PRICE    EXPIRATION    -----------------------------
             NAME               GRANTED(1)    FISCAL 2000      PER SHARE(2)        DATE            5%              10%
             ----               ----------   --------------   ---------------   -----------   -------------   -------------
R. Jeffrey Ornstein...........     5,000           1.8%           $28.00          9/20/10      $   88,045      $  223,124
Steven J. Borick..............    60,000         22.12%            28.00          9/20/10       1,056,543       2,677,487
James M. Ferguson.............     7,500           2.8%            28.00          9/20/10         132,068         334,686
Michael J. O'Rourke...........     7,500           2.8%            28.00          9/20/10         132,068         334,686

---------------

(1) All options granted are exercisable in cumulative equal installments commencing one year from date of grant, with full vesting on the fourth anniversary date. Vesting may be accelerated in certain events relating to the change of the Company's ownership or certain corporate transactions.

(2) All stock options were granted at market value (closing price on the New York Stock Exchange -- Composite Transactions of the Company's common stock) on the date of grant.

(3) Reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be indicative of the value that will actually be achieved or realized.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information with respect to stock options exercised during fiscal year 2000 and unexercised options to purchase the Company's common stock for the Named Officers.

                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED,
                                                           OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                           SHARES                         DECEMBER 31, 2000          AT DECEMBER 31, 2000(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME            EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----           -----------   -----------   -----------   -------------   -----------   -------------
Louis L. Borick.........      -0-       $    -0-       875,000        125,000      $5,355,000      $750,000
R. Jeffrey Ornstein.....      -0-            -0-        28,750         12,500         278,913        77,588
Steven J. Borick........      -0-            -0-        19,750         86,250         183,768       401,513
James M. Ferguson.......    8,301        230,851        28,499         14,500         348,101        82,023
Michael J. O'Rourke.....    2,016         54,674        18,000         14,500         206,328        82,023

---------------

(1) Represents the difference between the market value on the date of exercise and the option exercise price.

(2) Represents the difference between the market value at December 31, 2000 and the option exercise price.

                                     AUDIT FEES

     The aggregate fees paid by the Company to its outside auditors for the annual audit and reviews of the quarterly financial statements during the year ending December 31, 2000 were $171,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees paid by the Company for information technology services rendered by the Company's outside auditors during the year ending December 31, 2000.

                                 ALL OTHER FEES

     The aggregate fees paid by the Company for all other services provided by the Company's outside auditors during the year ending December 31, 2000 were $80,000.

                             AUDIT COMMITTEE REPORT

     On May 12, 2000, the Board of Directors adopted a written charter for the Audit Committee, a copy of the charter is attached to this proxy statement as Appendix "A". Each member of the Company's Audit Committee meets the independence requirements set by the New York Stock Exchange. The Audit Committee's report follows:

     The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management of the Company. In addition, the Audit Committee discussed with Arthur Andersen LLP, the independent auditors for the Company, the matters required to be discussed by Statement on Accounting Standards No. 61 (Communications with Audit Committees). The Audit Committee also received and discussed with Arthur Andersen LLP the matters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), including the independence of Arthur Andersen LLP.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.
                                        AUDIT COMMITTEE:

                                        Sheldon I. Ausman
                                        Jack H. Parkinson
                                        Philip W. Colburn

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee"), as currently constructed, is comprised of Messrs. Ausman, Evans and Parkinson, individuals who have never been employees of the Company. Its responsibility is to develop and make recommendations to the full Board with respect to executive compensation. Also, the Compensation Committee establishes the annual compensation of the Company's President and Chief Executive Officer ("CEO") and reviews the compensation policy related to the Company's other executive officers. Its executive compensation philosophy is to set levels of overall compensation that will allow the Company to successfully compete for exceptional executives, to tie part of each executive's compensation to the success of the Company in attaining its short and long-term objectives, and to recognize individual effort and achievement.

     The Committee considers the competitiveness of overall compensation, solely, and evaluates the performance of the executive officers and adjusts salaries accordingly. For individuals other than the CEO, adjustments are made based on subjective recommendations of the CEO to the Committee of the individual executive's performance and also take into account the profitability of the Company but without regard to a specified formula. The Committee believes these criteria for salary adjustments are in accordance with sound overall compensation guidelines.

     Pursuant to this philosophy, the Committee reviews published compensation surveys covering a wide array of public companies, both larger and smaller than the Company. Periodically it reviews the compensation paid and to be paid to each of the Company's executive officers and receives an evaluation of their performance from the Company's CEO. The Company's CEO has an employment contract which is discussed under "Employment Agreements."

     The compensation surveys utilized for CEO compensation are published in national magazines and contain certain of the companies comprising the peer group (see "Common Stock Performance Graph") but include a variety of other public companies. Compensation levels for the CEO were not solely based by reference to peer company compensation levels.

     The Committee does not specifically target a level of compensation relative to comparative compensation data collected for the CEO or other executive officers, but rather refers to this data for subjective review and confirmation of reasonableness of salaries paid to executives.

     In 1994, the Board of Directors and the stockholders approved an Incentive Bonus Plan (the "Bonus Plan") for Mr. L. Borick, the Company's CEO. The purpose of the Bonus Plan is to provide Mr. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its stockholders by establishing his yearly bonus on a specific formula basis. Under the Bonus Plan, the amount of Mr. Borick's annual bonus will equal 2.0% of the Company's annual income before income taxes and before deducting any annual awards under the Bonus Plan or any other executive incentive arrangements. However, if such annual income does not equal at least 90% of the planned level for the year, as approved by the Compensation Committee, the 2.0% figure will be reduced to 1.8%, ranging down to 1.0% at 70% of the planned level. In no event, however, will Mr. Borick's annual bonus under the Bonus Plan be less than 1.0% of annual income, as defined.

     The Compensation Committee administers the Bonus Plan and determines the amount payable under it in accordance with its terms. The Compensation Committee has the right to amend or terminate the Bonus Plan at any time. The 2000 bonus paid to Mr. Borick pursuant to the Plan was $2,519,000.

     The Omnibus Budget Reconciliation Act of 1993 ("the Act") enacted in August 1993 limits the deductibility by the Company of the annual compensation paid over $1,000,000 to the Named Officers, unless such compensation was "performance-based," as defined in the Act. The intent of the Compensation Committee is that compensation paid under the Bonus Plan will qualify as performance-based compensation under the Act.

     The overall amount of the bonus pool is approximately 5.5% of pre-tax income. The pool is utilized for all employee bonuses including the Bonus Plan for the CEO. The determination as to the portion of the bonus pool awarded to each executive, other than the CEO, is entirely subjective and discretionary based on an evaluation of their performance and contribution for the year. The Committee approved the establishment of the pool and the amount; and individual bonus awards, other than for the CEO, are based on recommendations of the CEO and reviewed and approved by the Committee.

     The stock option awards to each executive are determined subjectively based on an evaluation of their performance and contribution to the Company and also take into account the relative financial performance of the Company without regard to any specified formula.

     Base salaries are generally reviewed no sooner than every 12 to 18 months and adjusted when deemed necessary. The last salary review for each of the Named Officers is as follows: Mr. L. Borick (December 11, 1995), Mr. Ornstein (July 1,
1999), Mr. Ferguson (January 1, 2000), Mr. S. Borick (January 1, 2001) and Mr. O'Rourke (January 15, 2000).

     The foregoing report has been furnished by --

                                    Sheldon I. Ausman
                                    V. Bond Evans
                                    Jack H. Parkinson

COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the five year cumulative total return of the Company's common stock to that of the Dow Jones Equity Market Index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                                   SUPERIOR INDUSTRIES       DOW JONES EQUITY MARKET    DOW JONES INDUSTRY GROUP
                                                   INTERNATIONAL, INC.                INDEX                       INDEX
                                                   -------------------       -----------------------    ------------------------
1995                                                     100.00                      100.00                      100.00
1996                                                      88.44                      122.02                      117.81
1997                                                     103.61                      160.84                      151.33
1998                                                     108.67                      200.88                      149.56
1999                                                     106.11                      246.53                      153.43
2000                                                     107.66                      223.68                      112.04

---------------

* Assumes that the value of the investment in Superior Industries common stock and each Index was $100 on December 31, 1995, and that all dividends were reinvested.

       STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals complying with appropriate Securities and Exchange Commission and proxy rules to be presented at the 2002 Annual Meeting of Stockholders must be received at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406 by November 30, 2001 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented to the Meeting other than those described above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

     Management has not selected or recommended any auditors for the forthcoming year. Management believes that this decision is premature at this time although it expects to retain Arthur Andersen LLP as the Company's auditors for 2001. A representative of Arthur Andersen LLP is expected to be present at the Meeting and available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Superior's officers and directors, and persons who beneficially own more than 10% of a registered class of Superior's equity securities, to file reports of beneficial ownerships and changes in beneficial ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior's review of the copies of such forms it has received and written representation from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, Superior believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2000.

                                      SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                                      By: Louis L. Borick, President and
                                         Chairman of the Board

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Board of Directors (the "Board") of Superior Industries, Inc., ("Superior" or "the Company") previously established an Audit Committee. This Charter of the Audit Committee (the "Charter") restates the authority, responsibilities and specific duties of the Company's Audit Committee (the "Committee"). This Charter is to be reviewed, and if appropriate, approved by the Board at least annually.

     Primary responsibility for Superior's financial reporting and internal controls is vested in Management. In performing its designated functions, described herein, the Committee shall not assume or diminish Management's responsibility for the content of the Company's financial statements or for other financial information disseminated by the Company.

ORGANIZATION

A.  Composition

     The Committee shall be composed of three or more directors designated by the Board. Preferably, at least one member of the Committee shall have experience in accounting or financial management. Whenever possible, the terms of the members of the Committee should be staggered to enhance the continuity of the Committee. The members of the Committee shall be outside directors who are free from any relationship with the Company that would interfere with the exercise of their independence from management and the Company. Examples of relationships that are deemed to interfere with the exercise of independent judgement include:

     - a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

     - a director accepting any compensation from the Company or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan;

     - a director being a member of the immediate family of an individual who is, or has been in any of the past three years, an executive officer of the Company or any of it's affiliates;

     - a director, either individually, or by being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization with which the Company has a commercial, industrial, banking, consulting, legal, accounting or other relationship (each a "Business Relationship") unless the Board determines in its business judgment that the particular Business Relationship does not interfere with the director's exercise of independent judgment; and

     - a director being employed as an executive officer of another company where any of the Company's executive officers is a member of that company's compensation committee.

     A director who is no longer an employee of the Company or who is an immediate family member of a former executive officer of the Company, but is not considered independent pursuant to the three year limitations set for the above, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines in its business judgment that membership on the Committee by the individual is required in the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     Committee members are not expected to be experts in the fields of accounting, auditing or SEC disclosure requirements. However, at least one member of the Committee is to have accounting or related financial management expertise as determined by the Board in its business judgment. Committee members backgrounds should enable them to evaluate the information provided to them and ask relevant questions, when appropriate, to facilitate their understanding of such information.

B.  Access and Resources

     The Committee is to have unrestricted access to Superior's personnel and records and to the Company's external auditors and is to be given or have available to it the resources necessary to discharge its responsibilities.

C.  Meetings

     The Committee is to meet on a regular basis, and may call special meetings as required. A quorum of the Committee shall consist of a simple majority.

D.  Minutes

     Minutes of each meeting are to be prepared and given to Committee members. A permanent file of approved minutes is to be maintained by the individual designated as secretary for the Committee.

E.  Reporting to the Board

     The Committee shall report to the Board regarding its activities.

F.  Indemnification

     Each Committee member is entitled to indemnification by the Company to the maximum extent permitted by California law, the Company's Certificate of Incorporation, By-laws and resolutions of the Company's Board.

G.  Compensation and Expense Reimbursement

     The Committee shall be compensated for meeting attendance at a rate determined by the Board. Travel and other out-of-pocket expenses incurred by Committee members in connection with such meetings, shall be documented and reimbursed by Superior in accordance with the Company's expense reimbursement policies.

FUNCTIONS -- EXTERNAL AUDIT MATTERS

A.  Review Independence of External Auditors

     The Committee is to review the independence of the external auditors, including relationships that might influence the independence or objectivity of the external auditors. The Committee shall review the selection of the external auditors and the fee with the Company's President, Chief Financial Officer and the Manager of Audit Services. Periodically prior to completion of each annual audit, the Committee shall obtain a formal written statement from the external auditors that describes all relationships between the external auditors and the Company. The Committee is responsible for engaging in an active dialogue with the external auditors concerning any relationships or services disclosed in the statement that may impact the objectivity or independence of the outside auditors and for recommending that the Board take appropriate action in response to the external auditors' statement necessary to satisfy the Board of the external auditors' independence.

B.  Review Annual Audit Plan

     The Committee is to discuss with the Company's external auditors the overall approach to, and scope of, the audit examination with particular attention focused on those areas where any of the Committee, the Board, Management or the external auditors believe special emphasis is desirable or necessary. This review is to include a discussion of the effect of significant changes in accounting principles, auditing standards and SEC reporting requirements on the scope of the audit.

C.  Review Results of the Annual Audit

     The Committee is to review the results of the annual audit. The Committee is to discuss the annual report on Form 10-K and other financial reports prepared by Management filed with the SEC, the New York Stock Exchange or sent to stockholders, and the results of the audit with the Company's external auditors and Management. The following illustrates some of the topics that may be discussed:

     - the nature and resolution of any significant or unusual accounting and auditing issues encountered during the examination;

     - the nature of any significant adjustments, reclassifications, or additional disclosures proposed by the auditors that are currently significant or may become significant in the future;

     - the adequacy of financial statement disclosures;

     - the nature and impact of any change in accounting policies or principles during the year, including a review of any report on the application of accounting principles obtained from other accountants;

     - the reasons for major fluctuations in financial statement balances (current year compared to prior years);

     - unusual circumstances or situations reflected in the financial statements, including identification of any loss or marginal operation;

     - the nature of any unusual or significant commitments or contingent liabilities, together with the underlying assumptions and estimates of Management;

     - significant differences between the annual report and other reports, such as reports to regulatory agencies;

     - significant differences in format or disclosure from others in the industry;

     - the auditors' observations on internal accounting controls; and

     - significant variations in audit scope that arose in the course of the examination.

D.  Review of Recommendations for Improvements

     The Committee is to discuss with the external auditors their perception of strengths and weaknesses in the system of internal controls including their recommendations for improvements and proposed timetable for implementation.

E.  Quarterly Reviews and Discussions

     The Committee is to be notified by Management prior to the filing of any report to a regulatory body whenever a significant event, transaction or change in accounting principles occurs. At the Committee's discretion, a quarterly teleconference, including top management, the external auditors, and the internal auditor, is to be held to review quarterly financial results.

F.  Review Second Opinion Issues

     The Committee is to be notified by Management whenever a second opinion is sought from an independent public accountant.

G.  Review Management Representation Letters

     The Committee is to periodically review management representation letters given to the external auditors and may inquire of (i) Management as to any difficulties encountered in preparing the letter; and (ii) the external auditors as to any difficulties encountered in obtaining the letter.

FUNCTIONS -- FINANCIAL REPORTING MATTERS

A.  Related Party and Major Transactions

     The Committee is to review material transactions, contracts and other agreements and their effects on the financial statements. In addition, Management is to inform the Committee of all related party transactions, including relationships and dollar volume (if applicable).

B. Status of Income and Other Tax Reserves and Significant Disputes with Taxing Authorities

     The Corporate Secretary and Treasurer or the Chief Financial Officer are to report to the Committee on the status of all income and other tax reserves and deferrals and will update the Committee about new or ongoing disputes with taxing authorities.

C.  Other Significant Reserves

     The Committee is to inquire of Management as to the existence of and reasons for any other significant accounting accruals, reserves or estimates that have or may have a material impact on the financial statements.

D.  Accounting Policies and Policy Decisions

     The Committee is to review any significant new accounting policies and policy decisions and other significant reporting issues, such as significant changes in accounting estimates made by Management and shall be informed of the reasons for such policies and interpretations.

FUNCTIONS -- INTERNAL AUDITING MATTERS

A.  Personnel Decisions

     The Committee is to review all personnel decisions regarding the Audit Services Department including, but not limited to, hiring, termination and compensation arrangements.

B.  Audit Services Functions

     The Committee is to periodically review the functions and goals of the Audit Services Department and may review its findings with Management. Possible topics include:

     - proposed audit programs and their relationships to the external audit;

     - proposed scope of any special projects or investigations;

     - reports generated by the Audit Services Department, particularly as they relate to the system of internal controls, including perceived strengths and weaknesses, recommendations for improvement and proposed timetable for implementation. Where appropriate, these reviews may include members of Management so that the Committee can better assess the quality of the reports and recommendations prepared by Audit Services; and

     - at least annually, the Committee is to review and if appropriate, approve the general goals set forth by the Audit Services Department for the coming year. This review is also to encompass the anticipated schedule of audits for the upcoming year.

FUNCTIONS -- OTHER MATTERS

A.  Review of Regulatory Reports

     The Committee is to review with Management all significant reports sent to regulatory agencies, including all SEC reports.

B. Notification of Management Fraud or Other Serious Breakdowns in Internal Control

     The Committee is to be informed immediately by Management or the Audit Services Department, as appropriate, of any perceived or proven Management fraud or other serious breakdowns in internal control. Upon being informed by Management or the Audit Services Department of such a situation, the Committee shall:

     - inform the Board; and

     - oversee and approve Management's response to the situation.

C.  Report of Audit Committee

     The Committee is to prepare the Committee report to be included in the Company's annual proxy statement in accordance with SEC regulations.

D.  New York Stock Exchange Information

     The Committee is to review and if appropriate, approve the annual written affirmation to be provided to the New York Stock Exchange, including the following matters:

     - any determination of the Board regarding the independence of members of the Committee pursuant to the standards set forth in this Charter;

     - the financial literacy of members of the Committee;

     - the determination that at least one member of the Committee has accounting or related financial management expertise; and

     - the annual review and assessment of the adequacy of this Charter.

PROXY

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 12, 2000

     The undersigned hereby appoints R. JEFFREY ORNSTEIN and DANIEL L. LEVINE, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, CA 91406 on Friday, May 12, 2000 at 10:00 A.M., and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

     THE PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                            (continued on backside)


--------------------------------------------------------------------------------
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
                                                                 Please mark [X]
                                                               your votes as
                                                                indicated in
                                                               this example.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                                           FOR
                                       all nominees                WITHHOLD
                                       listed below                AUTHORITY
                                        (except as                to vote for
                                      indicated to the             all nominees
                                      contrary below)             listed below
1. The election of directors                [ ]                       [ ]

   Nominees: Jack H. Parkinson
             Phillip W. Colburn
             R. Jeffrey Ornstein

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


________________________________________________________________________________



                                       If you expect to attend the    [ ]
                                       meeting, please check box.



Signature(s)_______________________________________________ Date________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.



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